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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 31, 1996


                             CENTRAL BANCORPORATION


             (Exact name of registrant as specified in its charter)


                                   WASHINGTON
                 (State or other jurisdiction of incorporation)


            0-16356                                    91-1203145
   (Commission File Number)                  IRS Employer Identification No.


                                301 North Chelan
                           Wenatchee, Washington          98801
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (206) 663-0733
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         Effective August 31, 1996 Central Bancorporation ("Bancorporation"), Wenatchee, Washington completed its pending merger with InterWest Bancorp, Inc. ("InterWest"), Oak Harbor, Washington, with InterWest as the surviving corporation. The Merger was accomplished pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated as of January 10, 1996. The Merger Agreement was included as an exhibit to the Form 8-K dated January 10, 1996, previously filed by Bancorporation with the Securities and Exchange Commission.

         Consummation of the acquisition was subject to several conditions, including receipt of applicable regulatory approval and approval by Bancorporation's and InterWest's shareholders. Bancorporation and InterWest applied for and received the necessary approvals referenced above, and the Shareholders of Bancorporation and InterWest approved the Merger Agreement at their respective meetings held on June 7, 1996.

         Pursuant to the terms of the Merger Agreement, each outstanding share of Bancorporation Common Stock was converted into 1.41 shares of InterWest Common Stock. The aggregate value of the consideration was approximately $37 million.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements - not applicable.

         (b)      Pro forma financial information - not applicable.

         (c)      Exhibits:

                  (99.1) Press Release dated September 3, 1996 issued by InterWest to announce the closing of the Merger.

                  (99.2) Form 15 dated September 1, 1996, as transmitted for filing by Bancorporation to deregister
                           Bancorporation's Common Stock pursuant to Rule 12g-4(a)(1)(i)

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   September 1, 1996


                                         CENTRAL BANCORPORATION


                                         By    /s/ Joseph E. Riordan
                                            ----------------------------
                                            Joseph E. Riordan, Treasurer
                                               and Assistant Secretary

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